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Technology and Financial Industry Veteran Ken Goldman Joins Fortinet Board of Directors

SUNNYVALE, Calif., August 24, 2020

Ken Xie, Founder, Chairman of the Board, and CEO at Fortinet
“We are delighted to welcome back Ken – former CFO of Fortinet for over five years – in his new role on the Fortinet Board of Directors. As we continue to lead and expand into new markets to fuel growth, Fortinet will benefit once again from his vast and extensive board and industry experience. I look forward to working alongside Ken Goldman as part of our Board of Directors.”

News Summary
Fortinet® (NASDAQ: FTNT), a global leader in broad, integrated and automated cybersecurity solutions, today announced the addition of Ken Goldman to the company’s Board of Directors, adding further depth and expertise to the Board.

Goldman brings extensive experience from previous roles such as board director, audit committee chairman and financial advisory roles at more than 40 corporate boards. Goldman served on the board of directors at Sustainability Accounting Standards Board (SASB) Foundation, the Financial Accounting Standards Board’s (FASB’s) primary Advisory Council (FASAC) as well as a three-year term to the Public Company Accounting Oversight Board’s (PCAOB) Standing Advisory Group (SAG), an organization that provides advice on the need to formulate new accounting standards or change existing standards.

During a professional career spanning over 40 years, Goldman has served as CFO of multiple public and private companies. Ken is currently President of Hillspire LLC, a wealth management service provider. In addition to previously serving as Fortinet’s CFO, he was also formerly CFO for Yahoo!, Deterra, Siebel Systems, and Sybase.

Goldman’s experience also extends into higher education. Goldman was a member of the Board of Trustees of Cornell University from 2005 to 2013 and was subsequently designated as Emeritus Trustee and is currently on the Harvard Business School California Research Center Advisory Board.

“Fortinet continues to lead the industry as a cybersecurity innovator. I look forward to again being a part of the company’s continued growth and working with the leadership team and my fellow Board members to continue the company’s exciting trajectory.”
-- Ken Goldman

Additional Resources
•Learn more about the Company’s Board of Directors.
•For the company’s Investor Relations page, visit here.
•Find out how the Fortinet Security Fabric platform delivers broad, integrated, and automated protection across an organization’s entire digital infrastructure.
•Learn more about FortiGuard Labs threat intelligence and research and the FortiGuard Security Subscriptions and Services portfolio.

•Learn more about Fortinet’s Network Security Expert (NSE) Training Institute, including its free cybersecurity training initiative, the NSE Certification Program, Security Academy Program and Veterans Program.
•Read more about how Fortinet customers are securing their organizations.
•Engage in the Fortinet User Community (Fuse). Share ideas and feedback, learn more about our products and technology, and connect with peers.
•Follow Fortinet on Twitter, LinkedIn, Facebook, YouTube, and Instagram.

About Fortinet
Fortinet (NASDAQ: FTNT) secures the largest enterprise, service provider, and government organizations around the world. Fortinet empowers our customers with complete visibility and control across the expanding attack surface and the power to take on ever-increasing performance requirements today and into the future. Only the Fortinet Security Fabric platform can address the most critical security challenges and protect data across the entire digital infrastructure, whether in networked, application, multi-cloud or edge environments. Fortinet ranks #1 in the most security appliances shipped worldwide and more than 465,000 customers trust Fortinet to protect their businesses. Both a technology company and a learning organization, the Fortinet Network Security Expert (NSE) Training Institute has one of the largest and broadest cybersecurity training programs in the industry. Learn more at http://www.fortinet.com, the Fortinet Blog, or FortiGuard Labs.

FTNT-F

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